    Exhibit 21

A10 Inc. [DE]
    Aero International, Inc. [Ohio]
    Aircraft Tire Corporation [DE]
    Aviation One Company Ltd. [Cayman Islands]
    Banner Aerospace Holding Company I, Inc.[DE]
    Banner Aerospace Holding Company II, Inc.[DE]
    Banner Aerospace Services, Inc. [Ohio]
    Banner Aerospace-Singapore, Inc. [DE]
    Banner Capital Ventures, Inc.[DE]
    Banner Energy Corporation of Kentucky, Inc. [DE]
    Banner Industrial Distribution, Inc.[DE]
    Banner Industrial Products, Inc.[DE]
    Banner Investments (U.K.) Limited [U.K.]
    BAR DE, Inc. [DE]
    DAC International, Inc. [TX]
    Dallas Aerospace, Inc. [TX]
    DEM Mairoll, LLC [DE]
    Discontinued Aircraft, Inc. [TX]
    Discontinued Services, Inc. [DE]
    Euro MLS, Inc. [DE]
    Fairchild Arms International Limited [Ontario]
    Fairchild Corporation of Canada, Ltd. (The) [Ontario]
    Fairchild Data Corporation [DE]
    Fairchild Fastener Group Ltd. [U.K.]
    Fairchild Fasteners Corp.[DE]
    Fairchild France, Inc.[DE]
    Fairchild Holding Corp. [DE]
    Fairchild International, Inc. [DE]
    Fairchild Realty, LLC [DE]
    Fairchild Retiree Medical Services, Inc. [DE]
    Fairchild Sports Asia Limited [Hong Kong]
    Fairchild Sports France SARL [France]
    Fairchild Sports GmbH [Germany]
    Fairchild Sports, Inc. [DE]
    Fairchild Sports Switzerland GmbH [Switzerland]
    Fairchild Sports USA, Inc. [DE]
    Fairchild Switzerland, Inc. [DE]
    Fairchild Technologies IP, Inc. [DE]
    Fairchild Technologies Semiconductor Equipment Group GmbH [Germany]
    Fairchild Titanium Technologies, Inc [DE]
    Fairchild Trading Corp. [DE]
    Faircraft Sales Ltd. [DE]
    GCCUS, Inc. [CA]
    Gobble Gobble, Inc. [DE]
    H2K Communications GmbH [Germany]
    Hein Gericke Austria Handelsgesellschaft mbH [Austria]
    Hein Gericke Belgium BVBA [Belgium]
    Hein Gericke Deutschland GmbH [Germany]
    Hein Gericke France SARL [France]
    Hein Gericke Nederland B.V. [Netherlands]
    Hein Gericke Tekstil Sanayi ve Ticaret Limited Sirketi [Turkey]

    Hein Gericke (UK) Limited
    Intersport Fashions West, Inc. [CA]
    Jenkins Coal Dock Company, Inc.[DE]
    JJS Limited [United Kingdom]
    Mairoll, Inc.  [DE]
    Marcliff Corporation [DE]
    Marson Creative Fastener, Inc. [DE]
    Matrix Aviation, Inc. [KS]
    Meow, Inc. [DE]
    Nasam Incorporated [CA]
    PB Herndon Aerospace, Inc. [MO]
    Plymouth Leasing Company [DE]
    PoloExpress GmbH [Germany]
    Polo Holding GmbH [Germany]
    Polo Verwaltungs GmbH [Germany]
    Professional Aircraft Accessories, Inc. [FL]
    Professional Aviation Associates, Inc. [GA]
    Recoil Australia Holdings, Inc. [DE]
    Recoil Holdings, Inc. [DE]
    Recoil Inc. [DE]
    Recycling Investments II, Inc. [DE]
    Recycling Investments III, Inc. [DE]
    Republic Thunderbolt, LLC [DE]
    RHI Holdings, Inc.[DE]
    Rooster, Inc. (The) [DE]
    Sheepdog, Inc. [DE]
    Sovereign Air Limited [DE]
    Suchomimous Terensis, Inc. [DE]
    Swimming Upstream LLC [DE]
    WIS LP, Ltd. [Bermuda]